Exhibit 10.3

AMENDMENT NO. 1 TO TRANSITION ARRANGEMENT AGREEMENT

This Amendment No. 1 to Transition Arrangement Agreement, dated as of February 27, 2026 (this “Amendment No. 1”), by and among Dr. Ashleys Limited, a Cayman Islands exempted company (“PubCo”), Impact BioMedical Inc., a Nevada corporation (“Impact”), Frank D. Heuszel (“Impact CEO”), and DSS, Inc. (“DSS”). Capitalized terms not otherwise defined in this Amendment No. 1 shall have the meaning given to them in the Original Transition Arrangement Agreement (as defined below) or the Merger Agreement.

W I T N E S S E T H:

WHEREAS, PubCo, Impact, Impact CEO, and DSS are parties (the “Parties”) to the Transition Arrangement Agreement dated as of June 21, 2025 (the “Original Transition Arrangement Agreement”); and

WHEREAS, in accordance with the terms of Section 5.1 of the Original Transition Arrangement Agreement, the Parties desire to enter into this Amendment No. 1 (together with the Original Transition Arrangement Agreement, the “Transition Arrangement Agreement”) to amend the Original Transition Arrangement Agreement further as set forth herein to modify certain terms and conditions of the Original Transition Arrangement Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1. AMENDMENT TO THE ORIGINAL TRANSITION ARRANGEMENT AGREEMENT

1.1.	Section 5 will be inserted into the Original Transition Arrangement Agreement as follows:

“Section 5. DSS Obligations

5.1 Hold Harmless. DSS shall hold Dr Ashleys harmless from any claims, demands, suits or other forms of liability that may arise against them or for or on account of any action taken by them to terminate the employment of the Impact CEO, Impact CFO, Impact COO and any other employees of Impact in connection with the Merger (the “Hold Harmless Obligation”).

5.2 Funding. DSS shall support and fund Impact through the Closing and ensure that Impact performs all its obligations and satisfies all the conditions under the Merger Agreement (the “Funding Obligations”).”

5.3 Support for Co-Signing Certain Loan Agreements. DSS agrees to support and vote in favor of Impact’s co-signing of one or more loan agreements requested by PubCo, the Company, the Merger Sub, or Dr Ashleys Shareholder if such action is approved by the board of directors of Impact and submitted to the shareholders of Impact for approval.”

1.2.	Section 6 will be inserted into the Original Transition Agreement as follows:

“Section 6. DSS Shares

6.1 In consideration of the Hold Harmless Obligations, DSS shall be entitled to receive 53,000 PubCo Ordinary Shares (the “First Batch DSS Shares”) to be issued by PubCo as part of the Share Exchange at Closing, which number will be reduced from the Company Share Consideration. Upon issuance, the First Batch DSS Shares shall be fully paid and non-assessable, and subject to the effectiveness of the Registration Statement registering the Company Share Consideration, the First Batch DSS Shares shall be registered and fully tradable by DSS under the Securities Act, subject only to any restrictions imposed by any applicable laws or regulations.

6.2 Upon DSS’s full performance of the Funding Obligations, DSS shall be entitled to receive 75,000 PubCo Ordinary Shares (the “Second Batch DSS Shares”) to be issued by PubCo as part of the Share Exchange at Closing, which number will be reduced from the Company Share Consideration. Upon issuance, the Second Batch DSS Shares shall be fully paid and non-assessable, and subject to the effectiveness of the Registration Statement registering the Company Share Consideration, the Second Batch DSS Shares shall be registered and fully tradable by DSS under the Securities Act, subject only to any restrictions imposed by any applicable laws or regulations.”

1.3	Section 5 of the Original Transition Arrangement Agreement shall be re-designated as Section 7, and the subsections of Section 5 shall be re-designated accordingly.

1.4	The content of Section 5.2 of the Original Transition Arrangement Agreement shall be deleted and replaced with “[Reserved]”.

1.5	A new subsection 12 shall be added to Section 7 of the Transition Arrangement Agreement (as re-designated pursuant to Section 1.3 of this Amendment No. 1) as follows:

7.12 Termination upon Termination of Merger Agreement. Notwithstanding anything to the contrary in this Agreement, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, this Agreement shall automatically terminate as of the effective time of such termination of the Merger Agreement, and no Party shall have any further rights or obligations hereunder, except for those provisions which by their terms expressly survive termination and any rights or liabilities that have accrued prior to such termination.

SECTION 2. EFFECTIVENESS OF AMENDMENT

Upon the execution and delivery hereof, the Original Transition Arrangement Agreement shall thereupon be deemed to be amended as set forth herein and with the same effect as if the Amendment No. 1 made hereby was originally set forth in the Original Transition Arrangement Agreement, and this Amendment No. 1 and the Original Transition Arrangement Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendment shall not operate so as to render invalid or improper any action heretofore taken under the Original Transition Arrangement Agreement. Upon the effectiveness of this Amendment No. 1, each reference in the Original Transition Arrangement Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Original Transition Arrangement Agreement shall refer to the Transition Arrangement Agreement as amended by this Amendment No.1.

SECTION 3. GENERAL PROVISION

1.3. Miscellaneous. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment No. 1 may be executed and delivered by facsimile or PDF transmission. The terms, agreements and provisions of Section 5 of the Original Transition Arrangement Agreement shall apply to this Amendment No. 1, as applicable.

1.4. Transition Arrangement Agreement in Effect. Except as specifically and explicitly provided for in this Amendment No. 1, the Transition Arrangement Agreement shall remain unmodified and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Dr AshleyS Limited

By:

Name:

Title:

[Signature Page to Amendment to Transition Arrangement Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Impact BioMedical Inc.

By:

Name:	Frank D. Heuszel

Title:	Chief Executive Officer

[Signature Page to Amendment to Transition Arrangement Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

fRANK D. HEUSZEL

By:

[Signature Page to Amendment to Transition Arrangement Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

DSS, INC.

By:

Name:

Title:

[Signature Page to Amendment to Transition Arrangement Agreement]